CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of BT Financial Corporation on Form S-8 (File No. 33-93454) of our report dated January 25, 2000, on our audits of the consolidated financial statements of BT Financial Corporation as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998, and 1997, which report is incorporated by reference in the Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Pittsburgh, PA
March 29, 2000